Exhibit 3

Bogotá D.C., October 20, 2009

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statements under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on February 28, 2007 (Registration Statement No. 333-140947), as amended, and on January 23, 2009 (Registration Statement No. 333-156913), as amended (collectively, the “Registration Statement”), of U.S. $1,000,000,000 aggregate principal amount of the Republic’s 6.125% Global Bonds due 2041 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated April 14, 2009 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated October 13, 2009 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.);

(iii) the global Securities dated October 20, 2009 in the principal amount of U.S. $1,000,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated October 20, 2009 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) External Resolution No. 3 dated April 8, 2009 of the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 2 to Amendment No. 3 to the Republic’s 2007 Annual Report on Form 18-K and incorporated herein by reference);

(g) CONPES 3580 MINHACIENDA DNP: SC dated April 2, 2009 (a translation of which has been filed as part of Exhibit 2 to Amendment No. 3 to the Republic’s 2007 Annual Report on Form 18-K and incorporated herein by reference); and

(h) Authorization by Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on April 2, 2009 (a translation of which has been filed as part of Exhibit 2 to Amendment No. 3 to the Republic’s 2007 Annual Report on Form 18-K and incorporated herein by reference); and

(vi) the following additional acts of the Republic under which the issuance of the Securities has been authorized: Resolution No. 2836 of October 13, 2009 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2008 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ CAMILA MERIZALDE ARICO

CAMILA MERIZALDE ARICO
Head of the Legal Affairs Group of the
General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2836 of October 13, 2009

“Whereby the Nation is authorized to issue, subscribe and place Public External Indebtedness Certificates up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000), or its equivalent in other currencies, in the international capital markets and other provisions are taken;”

THE DEPUTY MINISTER OF FINANCE AND PUBLIC CREDIT

IN CHARGE OF THE DUTIES OF THE MINISTER OF FINANCE AND PUBLIC

CREDIT

in use of his legal powers and specially those conferred by Article 19 of

Decree 2681 of 1993, and

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth what are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Inter-parliamentary Commission of Public if it deals with Public External Indebtedness Certificates with a period over a year;

Article 24 of Law 185 of 1995, sets forth that for all purposes provided for in subsection 5 of 2nd Paragraph of Article 41 of Law 80 of 1993, the Inter-Parliamentary Commission of Public Credit shall issue a preliminary opinion allowing to start with relevant procedures for public credit transactions and a final opinion making said transaction become real for the execution of said transactions in each particular case. Form the above are exempted the transactions related to the issuance, subscription and placement of bonds and securities, for which purposes, the Inter-Parliamentary Commission of Public Credit shall render its opinion just once;

Pursuant to CONPES 3580 Document of April 2, 2009, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to contract External Public Credit Operations to finance budgetary appropriations for FY2010, up to an amount of US $ 2,000,000,000.00, or its equivalent in other currencies;

Based on the favorable opinion rendered by the National Council of Economic and Social Policies –NCESP (CONPES)-, mentioned in the previous recital and through Resolution N° 910 of April 13, 2009, the Nation has issued public external indebtedness certificates in the international capital markets for an amount of US $ 1,000,000,000.00, and as a result, there is an authorized and non-utilized quota for US $ 1,000,000,000.00, as of today;

The Inter-Parliamentary Commission of Public Credit rendered its sole favorable opinion in its session held on April 2, 2009, so that the Nation – Ministry of Finance and Public Credit –may finance or pre-finance budgetary appropriations for FY2010 through the issuance of bonds in the international capital markets up to an amount of US $ 2,000,000,000.00, or its equivalent in other currencies;

Based on said authorization and through Resolution 910 of April 13, 2009, the Nation has issued opinion rendered by the National Council of Economic and Social Policies –NCESP (CONPES)-, mentioned in the previous recital and through Resolution N° 910 of April 13, 2009, the Nation has issued public external indebtedness certificates in the international capital markets for an amount of US $ 1,000,000,000.00, and as a result, there is an authorized and non-utilized quota for US $ 1,000,000,000.00, as of today;

In line with provisions of Article 16, letters c) and h) of Law 31 of 1992, through External Resolution Nº 3 of April 8, 2009, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place Public External Indebtedness Certificates in the international capital markets proceeds of which may be allocated to finance budgetary appropriations for FY2010;

RESOLVES:

ARTICLE ONE.- To authorize the Nation to issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to an amount of ONE BILLION US DOLLARS (US $ 1,000,000,000,000.00) or its equivalent in other currencies, in the international capital markets, to finance budgetary appropriations for FY2010;

ARTICLE TWO.- The Public External Indebtedness Certificates being dealt with in previous recital will have the following characteristics, terms and conditions:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Fixed- or variable rate according to market conditions prevailing on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other charges and fees:	The ones corresponding to this sort of operations

ARTICLE THREE.- The other terms, conditions and characteristics of the debt management transaction authorized hereby will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out the operations connected to the public credit transaction and debt management transaction described in Article One hereof.

ARTICLE FIVE.- In line with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE SIX.- The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of October 13, 2009.

(Signed)

GLORIA INÉS CORTÉS ARANGO

DEPUTY MINISTER OF FINANCE AND PUBLIC CREDIT

IN CHARGE OF THE DUTIES OF THE MINISTER OF FINANCE AND PUBLIC

CREDIT